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                      LIBERTY FINANCIAL COMPANIES, INC.

         EXHIBIT 11 - Statement re Computation of Per Share Earnings (in millions, except share and per share amounts)

                                   Three Months Ended      Nine Months Ended
                                      September 30            September 30
                                ----------------------- -----------------------
                                    1997       1996         1997       1996
                                ----------- ----------- ----------- -----------
Primary net income per common
  share:

 Net income                          $32.9       $24.7       $97.9       $71.6
 Less: cumulative preferred
        dividends                      0.2         0.2         0.7         0.7
                                ----------- ----------- ----------- -----------
 Net income available for
  common shareholders                $32.7       $24.5       $97.2       $70.9
                                =========== =========== =========== ===========

 Weighted average shares
  outstanding                   29,395,824  28,416,294  29,071,280  28,120,214
 Common stock equivalents        1,624,087   1,291,825   1,606,815   1,407,138
                                ----------- ----------- ----------- -----------
             Total              31,019,911  29,708,119  30,678,095  29,527,352
                                =========== =========== =========== ===========
Primary net income per common
 share                               $1.05       $0.82       $3.17       $2.40
                                =========== =========== =========== ===========
Fully diluted net income per
 common share:

 Net income                          $32.9       $24.7       $97.9       $71.6
                                =========== =========== =========== ===========

 Weighted average shares
  outstanding                   29,395,824  28,416,294  29,071,280  28,120,214
 Common stock equivalents        1,647,629   1,291,825   1,785,688   1,407,138
 Convertible preferred stock       345,286     346,045     345,420     346,056
                                ----------- ----------- ----------- -----------
               Total            31,388,739  30,054,164  31,202,388  29,873,408
                                =========== =========== =========== ===========


Fully diluted net income per
 common share                        $1.05       $0.82       $3.14       $2.40
                                =========== =========== =========== ===========

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